Exhibit 10.19


PROMISSORY NOTE


								Coalton, Kentucky

	FOR VALUE RECEIVED, _____________ ("Borrower") hereby promises to pay to the order of Kentucky Electric Steel, Inc. (the "Company"), at its offices in Coalton, Kentucky, the principal amount of _______________. Subject to the terms of that certain Loan Forgiveness Agreement between the Company and Borrower of even date herewith, (the "Agreement"), the principal amount outstanding under this Note shall be due and payable in full on January 1, 2008.

This Note shall bear interest at the rate of five and thirty-seven hundredths percent (5.37%) per annum, payable on each Forgiveness Date (as defined in the Agreement) subject to the terms of the Agreement.

If this Note is placed in the hands of an attorney for collection, or suit is brought on same, or same is collected through probate, or bankruptcy, or insolvency proceedings of any nature, or by other judicial proceedings, Borrower agrees to pay a reasonable attorney's fee in addition to the principal and interest then owing.

Borrower hereby waives presentment for payment, demand, notice of nonpayment, protest, and notice of protest.


_____________________________________
October 6, 1999
Date

Kentucky Electric Steel, Inc.
Supplemental Schedule for Exhibit 10.19
Promissory Note


                                                           Amount of
      Name                         Title                     Notes
Charles C. Hanebuth        President and Chief Executive Officer          $213,862
William J. Jessie          Vice President & Chief Financial Officer       $ 69,315
Joseph E. Harrison         Vice President, Sales & Marketing              $101,470
William H. Gerak           Vice President, Administration                 $ 84,740